FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2006

TELEPHONE AND DATA SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14157 (Commission File Number)	36-2669023 (IRS Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois (Address of principal executive offices)	60602 (Zip Code)

Registrant's telephone number, including area code: (312) 630-1900

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosures under Item 8.01 - Other Matters below are incorporated by reference herein.

Item 8.01. Other Matters.

On June 26, 2006, Telephone and Data Systems, Inc. (“TDS”) and its subsidiary, United States Cellular Corporation, (“U.S. Cellular”), issued a joint press release disclosing that they do not expect to file their Annual Reports on Form 10-K (“Form 10-K”) for the year ended December 31, 2005 or their Quarterly Reports on Form 10-Q (“Form 10-Q”) for the quarter ended March 31, 2006 by June 30, 2006. In addition, this press release disclosed that, as a result of the further delay in such filings, TDS’s and U.S. Cellular’s Form 10-Q for the quarter ending June 30, 2006 will also be delayed and that TDS and U.S. Cellular will be rescheduling their annual meeting of shareholders. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In addition, on June 30, 2006, TDS and U.S. Cellular issued a joint press release disclosing that they received extensions from the American Stock Exchange and certain lenders and a counterparty, as described below. The press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

As previously disclosed, TDS and U.S. Cellular determined to restate financial results for each of the three years in the period ended December 31, 2004, including quarterly information for 2004 and 2003 and certain selected financial data for 2001 and 2000. TDS and U.S. Cellular also determined to restate their Forms 10-Q for the quarter ended March 31, 2005 and June 30, 2005. As a result, TDS and U.S. Cellular delayed the filing of their Forms 10-Q for the quarter ended September 30, 2005. Such restatements and the Forms 10-Q for the quarter ended September 30, 2005 were filed on April 26, 2006.

It was necessary for TDS and U.S. Cellular to complete and file the restatements and their Forms 10-Q for the quarter ended September 30, 2005 before they could complete and file their Forms 10-K for the year ended December 31, 2005. Such Forms 10-K were due on March 16, 2006. Although Forms 12b-25 were timely filed by TDS and U.S. Cellular prior to March 17, 2006, TDS and U.S. Cellular indicated in such filings that they did not expect to file their Forms 10-K for the year ended December 31, 2005 by the extended due date of March 31, 2006 and did not do so. TDS and U.S. Cellular now plan to file their Forms 10-K for the year ended December 31, 2005 as soon as possible.

It is necessary for TDS and U.S. Cellular to complete and file their Forms 10-K for the year ended December 31, 2005 before they can complete and file their Forms 10-Q for the quarter ended March 31, 2006. Such Forms 10-Q were due on May 10, 2006. Although Forms 12b-25 were timely filed with the SEC on May 11, 2006, TDS and U.S. Cellular indicated in such filings that they did not expect to file their Forms 10-Q for the quarter ended March 31, 2006 by the extended due date of May 15, 2006 and did not do so. TDS and U.S. Cellular plan to file the Form 10-Q for the quarter ended March 31, 2006 as soon as possible after their Forms 10-K for the year ended December 31, 2005 are filed.

It is also necessary for TDS and U.S. Cellular to complete and file their Forms 10-Q for the quarter ended March 31, 2006 before they can complete and file Forms 10-Q for the quarter ending June 30, 2006. Such Forms 10-Q are due on August 9, 2006, but can be extended to August 14, 2006. However, TDS and U.S. Cellular do not expect to file the Forms 10-Q for the quarter ending June 30, 2006 by the extended due date of August 14, 2006. TDS and U.S. Cellular plan to file the Forms 10-Q for the quarter ending June 30, 2006 as soon as possible after Forms 10-Q for the quarter ended March 31, 2006 are filed.

The late filing of the Forms 10-K for the year ended December 31, 2005 and Forms 10-Q for the quarter ended March 31, 2006 resulted in defaults under revolving credit agreements between certain lenders and each of TDS and U.S. Cellular and under certain forward contracts between a counterparty and subsidiaries of TDS and U.S. Cellular. Waivers of such defaults obtained previously were extended on May 31, 2006, provided that TDS and U.S. Cellular file their Forms 10-K for the year ended December 31, 2005 and Forms 10-Q for the quarter ended March 31, 2006 by June 30, 2006. As noted above, this will not occur. In addition, the late filing of the Forms 10-Q for the quarter ending June 30, 2006 will also result in defaults under such instruments. TDS and U.S. Cellular received an extension of such waivers, provided that TDS and U.S. Cellular file their Forms 10-K for the year ended December 31, 2005 by August 31, 2006, their Forms 10-Q for the quarter ended March 31, 2006 within 30 days after the filing of such 2005 Form 10-K, and their Forms 10-Q for the

2

quarter ending June 30, 2006 within 45 days of after the filing of such first quarter Form 10-Q. TDS and U.S. Cellular have not failed to make and do not expect to fail to make any scheduled payment of principal or interest under the revolving credit agreements or forward contracts.

The failure to file the Forms 10-K for the year ended December 31, 2005 and the Forms 10-Q for the quarter ended March 31, 2006 by June 30, 2006 continues the existing non-compliance under TDS and U.S. Cellular debt indentures. In addition, the late filing of the Forms 10-Q for the quarter ending June 30, 2006 will result in non-compliance under such debt indentures. Nevertheless, this non-compliance will not result in events of default unless and until written notice thereof is delivered to TDS or U.S. Cellular, as applicable, by the trustee or sufficient holders of debt and, in any event, such events of default would be cured if TDS or U.S. Cellular, as applicable, files its Form 10-K for the year ended December 31, 2005 and/or its Form 10-Q for the quarter ended March 31, 2006 or June 30, 2006, as applicable, within 90 days of any such notice. TDS and U.S. Cellular believe that they will be able to make all filings in sufficient time to avoid any event of default maturing into a default under any indenture. Neither TDS nor U.S. Cellular has failed to make, or expects to fail to make, any scheduled payment of principal or interest under such indentures.

As previously disclosed, TDS and U.S. Cellular received notices from the staff of the American Stock Exchange (“AMEX”) indicating that they were not in compliance with AMEX listing standards, due to the failure to file their Forms 10-K for the year ended December 31, 2005 on a timely basis. The failure by TDS and U.S. Cellular to file Form 10-Q for the quarter ended March 31, 2006 on a timely basis also resulted, and the failure to file Forms 10-Q for the quarter ending June 30, 2006 on a timely basis will also result, in non-compliance with the AMEX listing standards. The AMEX previously granted TDS and U.S. Cellular extensions until June 30, 2006 to regain compliance with AMEX listing standards. TDS and U.S. Cellular requested and received an extension until November 14, 2006 to regain compliance with AMEX listing standards. TDS and U.S. Cellular will regain compliance with such AMEX listing standards when they have filed with the SEC their Forms 10-K for the year ended December 31, 2005, Forms 10-Q for the quarter ended March 31, 2006 and Forms 10-Q for the quarter ending June 30, 2006 on or prior to November 14, 2006.

In addition, as previously disclosed, TDS and U.S. Cellular are not in compliance with another AMEX listing standard because they have not distributed their annual reports to shareholders by April 30, 2006. Accordingly, TDS and U.S. Cellular previously requested and obtained from the AMEX an extension until July 31, 2006 in order to provide additional time to complete and distribute their annual reports to shareholders. TDS and U.S. Cellular requested and received an extension until November 14, 2006 to regain compliance with such AMEX listing standard. TDS and U.S. Cellular will regain compliance with such AMEX listing standard when they have distributed their annual reports to shareholders for the year ended December 31, 2005 on or prior to November 14, 2006.

Also as previously disclosed, TDS and U.S. Cellular received a notice from the staff of the New York Stock Exchange (“NYSE”) indicating that they were not in compliance with listing standards relating to their debt listed on the NYSE, due to the failure to file Forms 10-K for the year ended December 31, 2005 on a timely basis. Further, the failure to file Forms 10-Q for the quarter ended March 31, 2006 on a timely basis also resulted, and the failure to file Forms 10-Q for the quarter ending June 30, 2006 on a timely basis will also result, in non-compliance with the NYSE listing standards. TDS and U.S. Cellular will regain compliance with the NYSE listing standards when they have filed with the SEC their Forms 10-K for the year ended December 31, 2005, Forms 10-Q for the quarter ended March 31, 2006 and Forms 10-Q for the quarter ending June 30, 2006.

Item 9.01. Financial Statements and Exhibits

        (d)   Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed herewith are set forth on the Exhibit Index attached hereto.

3

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.
(Registrant)

Date: June 30, 2006

By:	/s/ D. Michael Jack

D. Michael Jack
Senior Vice President and Corporate Controller

EXHIBIT INDEX The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description
99.1	Press Release dated June 26, 2006.
99.2	Press Release dated June 30, 2006.
99.3	Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary Statement